UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2005 (January 20, 2005)

AMERICAN RETIREMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	01-13031	62-1674303

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

111 Westwood Place, Suite 200
Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)

(615) 221-2250

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-1.1 Underwriting Agreement
Ex-5.1 Opinion of Bass, Berry & Sims PLC
Ex-99.1 Press Release

Item 1.01. Entry into a Material Definitive Agreement

     On January 20, 2005, we entered into an Underwriting Agreement with Jefferies & Company, Inc. in connection with a public offering of 4,500,000 shares of our common stock, which is an increase from the offering of 4,000,000 shares previously announced, pursuant to an effective shelf registration statement on Form S-3 (File No. 333-116410) previously filed with the Securities and Exchange Commission. Pursuant to the terms of the Underwriting Agreement, we have granted the underwriter a 30-day option to purchase up to 675,000 additional shares to cover over-allotments, if any. A copy of the Underwriting Agreement is attached hereto and incorporated herein by reference as Exhibit 1.1.

     This Current Report on Form 8-K is being incorporated by reference into the registration statement on Form S-3 (File No. 333-116410) referenced above.

Item 7.01. Regulation FD Disclosure

     On January 20, 2005, we issued a press release announcing the pricing of a public offering of 4,500,000 shares of our common stock. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

1.1	Underwriting Agreement, dated January 20, 2005, between American Retirement Corporation and Jefferies & Company, Inc.

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Opinion of Bass, Berry & Sims PLC (included in Exhibit 5.1)

99.1	Press Release dated January 20, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN RETIREMENT CORPORATION
By:	/s/ Bryan D. Richardson
Bryan D. Richardson
Executive Vice President - Finance and Chief Financial Officer

Date: January 21, 2005

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EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated January 20, 2005, between American Retirement Corporation and Jefferies & Company, Inc.

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

99.1	Press Release dated January 20, 2005

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